[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

Contact:	Lawrence E. White
Senior Vice President/
Finance and Chief
Financial Officer
(615) 443-9869

CBRL GROUP FISCAL 2006 THIRD QUARTER
CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. (May 16, 2006) -- CBRL Group, Inc. (Nasdaq: CBRL) will provide an on-line, real-time Web-cast and rebroadcast of its third quarter earnings conference call on Tuesday, May 23, 2006. Company management will discuss financial results for the quarter ended April 28, 2006.

The live broadcast of CBRL Group’s quarterly conference call will be available to the public on-line at cbrlgroup.com or earnings.com on May 23, 2006, beginning at 11:00 a.m. (Eastern Time). The on-line replay will follow immediately and continue through May 30, 2006.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 541 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 136 company-operated and 25 franchised Logan’s Roadhouse restaurants in 20 states.

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